Exhibit 10.3

FIRST UNION NATIONAL BANK

OUR CREDIT NO.                                  DATE
SE441640P                                                June 4, 2001

To Beneficiary:                                                                                             Issuer:
Lumbermens Mutual Casualty Company                                                 General Electric Capital Corporation
American Motorist Insurance Company
American Manufacturers Mutual Insurance Company
American Protection Insurance Company
One Kemper Drive
Long Grove, IL 60049
Attn:    RMG Collections M- I

Dear beneficiary:

At the request of the above issuer and on behalf of Labor Ready, Inc. (The, Applicant).  We hereby irrevocably confirm General Electric Capital Corporation's (the "issuer") Letter of Credit No SE441640P, the "Letter of Credit"), and hereby undertake to honor each draft drawn and presented in strict accordance with its terms to us.

The Confirmation is deemed to be automatically extended without amendment for one year from the expiration date or any future expiration date unless 60 days prior to such expiration date, we notify you by Registered Mail that this Letter of Credit will not be renewed for any such additional period.

This Confirmation is subject to and governed by the laws of the State of Illinois and the 1993 Revision of the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce (Publication No. 500) and, in the event of any conflict, the laws of the State of Illinois will control.  If this credit expires during an interruption of business as described in Article 17 of said Publication 500, the issuer hereby specifically agrees to effect payment of this Credit if drawn against within 30 days after the resumption of business.

Please note that any and all correspondence related to this letter of credit should be sent to First Union National Bank One South Board St, 9'h Floor Mail Code PA4928 Philadelphia, Pa. 19107 Attn: GE Capital Standby Letters Of Credit.  All telephone inquiries regarding this credit should be directed to us at our phone numbers (215) 973-5981; (215) 973-8793; (215) 973-1944; (215) 973-8803.

/s/ Diane Ruch

AUTHORIZED SIGNATURE

                                                                                             GE Capital

                                                                                                                                      General Electric Capital Corporation

Issue Date: June 4, 2001

Irrevocable Clean Letter of Credit No. SE441640P
To Beneficiary,:            Lumbermens Mutual Casualty Company
                                        American Motorist Insurance Company
                                        American Manufacturers Mutual Insurance Company
                                        American Protection Insurance Company
                                        One Kemper Drive
                                        Long Grove, IL 60049
                                        Attn: RMG Collections M- I

We have established this clean irrevocable, and unconditional Letter of Credit in your favor as Beneficiary for drawings up to U.S. $16,800,000.00 effective immediately.  This Letter of Credit is issued, presentable and payable at our office located at One South Board St, 9th Floor Mail Code PA4928 Philadelphia, Pa. 19107 Attn: GE Capital Standby Letters Of Credit Department and expires with our close of business on June 4, 2002, unless extended as hereinafter provided.  Except when the amount of this Letter of Credit is increased, this Credit cannot be modified or revoked without your consent.

The term "Beneficiary" includes any successor by operation of law of the named Beneficiary.  If a court of law appoints a successor in interest to the named Beneficiary, then the named Beneficiary includes and is limited to the court-appointed domiciliary receiver (including conservator, rehabilitator or liquidator).

It is a condition of this Letter of Credit that the amount available to you will automatically increase as follows:

Increase By	Increase Dates	Amount Available

US$5,600,000	September 1, 2001	US$22,400,000

We hereby undertake to promptly honor your sight draft(s) drawn on us, indicating our credit No. SE441640P, for all or any part of this Credit upon presentation of your draft drawn on us at our address above or before the expiration date hereof or any automatically extended expiry date.

Except as expressly stated herein, this undertaking is not subject to any agreement, requirement or qualification.  The obligation of General Electric Capital Corporation under this Credit is the individual obligation of General Electric Capital Corporation and is in no way contingent upon reimbursement with respect thereto, or upon our ability to perfect any lien, security interest or any other reimbursement.

The Letter of Credit is deemed to be automatically extended without amendment for one year from the expiration date or any future expiration date unless 60 days prior to such expiration date, we notify you by Registered Mail that this Letter of Credit will not be renewed for any such additional period.

This Letter of Credit is subject to and governed by the laws of the State of Illinois and the 1993 Revision ofthe Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce (Publication No. 500) and, in the event of any conflict, the laws of the State of Illinois will control.  If this credit expires during an interruption of business as described in Article 17 of said Publication 500, the issuer hereby specifically agrees to effect payment of this Credit if drawn against within 30 days after the resumption of business.

All telephone inquiries regarding this credit should be directed to us at our phone numbers (215) 973-5981;

(215) 973-8793; (215) 973-1944; (215) 973-8803.

Very Truly Yours,

/s/ Richard Fortino

AUTHORIZED SIGNATURE